EXHIBIT 2.3

MASTER LEASE

Between

THOSE ENTITIES LISTED ON SCHEDULE 1

HERETO AS LANDLORD

collectively, as “Landlord”

and

THOSE ENTITIES LISTED ON SCHEDULE 1

HERETO AS TENANT

collectively, as “Tenant”

and

HEARTHSTONE SENIOR SERVICES, L.P.,

a Delaware limited partnership,

as “Guarantor”

Dated: May 31, 2006

1.	Term		2

2.	Rent		2

	2.1	Initial Term Rent	2

	2.2	Reset of Additional Rent; Renewal Term Rent	4

	2.3	Payment Terms	4

	2.4	Absolute Net Lease	4

3.	Late Charges		4

4.	Security Deposit		5

	4.1	Letter of Credit	5

	4.2	Additional Security Deposit	5

	4.3	Restriction on Dividends	6

5.	Taxes and Other Charges		7

	5.1	Protests	7

	5.2	Impound	7

6.	Insurance		8

	6.1	General Requirements	8

	6.2	Exceptions to Insurance Requirements	9

	6.3	Reimbursement of Landlord’s Insurance Costs	10

7.	Use, Regulatory Compliance and Preservation of Business		10

	7.1	Permitted Use; Qualified Care	10

	7.2	Regulatory Compliance	10

	7.3	Preservation of Business	11

8.	Acceptance, Maintenance, Upgrade, Alteration and Environmental		11

	8.1	Acceptance “AS IS”; No Liens	11

	8.2	Tenant’s Maintenance Obligations	12

	8.3	Upgrade Expenditures	12

	8.4	Alterations by Tenant	13

	8.5	Hazardous Materials	14

9.	Tenant Property and Security Interest		15

	9.1	Tenant Property	15

	9.2	Landlord’s Security Interest and Financing Statements	15

10.	Financial, Management and Regulatory Reports		15

11.	Representations and Warranties		16

	11.1	By Landlord and Tenant	16

	11.2	By Tenant and Guarantor	16

12.	Events of Default		18

13.	Remedies		19

	13.2	Tenant Repurchase/Receivership	20

	13.3	Remedies Cumulative; No Waiver	20

	13.4	Performance of Tenant’s Obligations	21

14.	Provisions on Termination		21

	14.1	Surrender of Possession	21

	14.2	Removal of Tenant Personal Property	21

	14.3	Management of Premises	22

	14.4	Holding Over	22

	14.5	Survival	22

15.	Certain Landlord Rights		22

	15.1	Entry and Examination of Records	22

	15.2	Grant Liens	23

	15.3	Estoppel Certificates	23

	15.4	Conveyance Release	23

16.	Assignment and Subletting		23

17.	Damage by Fire or Other Casualty		24

18.	Condemnation		24

19.	Indemnification		25

20.	Disputes		25

21.	Notices		25

22.	Right of First Refusal; Right of Last Look		26

23.	Miscellaneous		27

MASTER LEASE

This “Master Lease” is entered into as of May 31, 2006 between the entities listed as “Landlord” on Schedule 1 (individually and collectively, “Landlord”), and the entities listed as “Tenant” on Schedule 1 (individually and collectively, “Tenant”), for the real properties and improvements thereon (collectively, the “Facilities”) as legally described on Exhibit A and the “Landlord Personal Property” associated therewith as described in Exhibit B (collectively, the “Premises”), each used as a licensed healthcare facility of the type described on Schedule 1.1 (individually as so utilized, and collectively, the “Business”). Pursuant to its concurrent Guaranty, HEARTHSTONE SENIOR SERVICES, L.P., a Delaware limited partnership (“Guarantor”), has guaranteed Tenant’s obligations hereunder. Guarantor has also executed this Master Lease and is a party hereto for purposes of certain representations, warranties, covenants and agreements set forth in Sections 11.2, 19 and 22. In consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases the Premises to Tenant for the Term upon the terms and conditions provided below. Certain capitalized terms used in this Master Lease are defined on Exhibit E.

RECOGNITION OF MASTER LEASE;

IRREVOCABLE WAIVER OF CERTAIN RIGHTS

Tenant and Landlord each acknowledge and agree that this Master Lease constitutes a single, indivisible lease of the entire Premises, and the Premises constitutes a single economic unit. The Minimum Rent, Additional Rent, Supplemental Rent other amounts payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to lease the entirety of the Premises as a single and inseparable transaction, and such Minimum Rent, Additional Rent, Supplemental Rent other amounts and other provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Any Event of Default under this Master Lease shall constitute an Event of Default as to the entire Premises.

Tenant and Guarantor each acknowledge and agree that Landlord is entering into this Master Lease as an accommodation to Tenant and Guarantor. Each of the entities comprising Tenant and Guarantor, in order to induce Landlord to enter into this Master Lease, to the extent permitted by law:

A. Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the first sentence of this Section are true, correct and complete;

B. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a new and de novo lease, separate and distinct from any other lease between any of the entities comprising Tenant and any of the entities comprising Landlord that may have existed prior to the date hereof;

C. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a single lease pursuant to which the collective Premises are demised as a whole to Tenant;

D. Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Master Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned;

E. Forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C. § 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume, reject or assign the multiple leases comprising this Master Lease following a determination or finding in the nature of that described in the foregoing Section D.

1. Term. The “Term” of this Master Lease is the Initial Term plus all Renewal Terms, and a “Lease Year” is the twelve (12) month period commencing on June 1st of each year of the Term. The “Initial Term” commences on May 31, 2006 and ends on May 31, 2021, and may be extended for two (2) separate “Renewal Terms” of ten (10) years each if: (a) at least twelve (12), but not more than fifteen (15) months prior to the end of the then current Term, Tenant delivers to Landlord a “Renewal Notice” that it desires to exercise its right to extend this Master Lease for one (1) Renewal Term; (b) there is no Event of Default on the date Landlord receives the Renewal Notice (the “Exercise Date”) or on the last day of the then current Term; (c) the Minimum Rent for the Renewal Term is determined pursuant to Section 2.2 within ninety (90) days after the Exercise Date; and (d) the Bedford Tenant and the Brownstown Tenant shall have concurrently delivered a “Renewal Notice” as defined in the Bedford Lease and the Brownstown Lease, respectively, exercising the option to extend each such lease for one (1) “Renewal Term” as defined in each such lease, and concurrently with the commencement of the applicable Renewal Term hereunder, the “Renewal Term” under each such other lease shall commence.

2. Rent. During the Term, Tenant shall pay Landlord rent consisting of “Minimum Rent” plus “Additional Rent” (collectively, “Total Rent”) and “Supplemental Rent” (together with Total Rent, “Rent”), each as determined in accordance with this Section 2. provided, that Total Rent for any Lease Year shall not be less than one hundred percent (100%) of the Total Rent for the previous Lease Year. The Rent for any month that begins or ends on other than the first or last day of a calendar month shall be prorated based on actual days elapsed.

2.1 Initial Term Rent.

(a) During the Initial Term, subject to the redetermination thereof pursuant to Section 2.2, “Minimum Rent” is Thirty-One Million Five Hundred Eighty-Two Thousand One Hundred Eighty-One Dollars ($31,582,181) per Lease Year, payable in advance in twelve (12) equal monthly installments. Commencing with the second (2nd) Lease Year and continuing thereafter during the Term (excluding the eighth (8th) Lease Year of the Initial Term and the first (1st) Lease Year of any Renewal Term as further provided in Section 2.2), Tenant agrees to pay “Additional Rent” to Landlord monthly in advance together with the payment of Minimum Rent. Such Additional Rent (which shall be expressed as an annual amount but shall be payable in equal monthly installments) shall be equal to the sum of (a) the Additional Rent for the immediately preceding Lease Year and (b) the product of (i) the Minimum Rent and Additional Rent due for the immediately preceding Lease Year and (ii) the lesser of (x) three percent (3.0%) or (y) a percentage equal to five (5) times the CPI Increase. During the Initial Term (but not during any Renewal Term), Tenant shall also pay “Supplemental Rent,” which shall be calculated on a quarterly basis in an amount equal to the Applicable Percentage of Revenue, multiplied by Revenue for the applicable fiscal quarter. Supplemental Rent shall be due and payable as follows: (A) during each of the first two (2) Lease Years (each an “Accrual Year”), Supplemental Rent shall accrue but shall not be payable; (B) in the third (3rd) Lease Year, in addition to amounts payable pursuant to the following clause (C), Tenant shall pay the aggregate amount of Supplement Rent for the first two (2) Lease Years accrued in accordance with the preceding clause (A) in twelve (12) equal monthly installments, which shall be payable with each payment of Minimum Rent during such Lease Year, and (C) in each Lease Year during the Initial Term commencing with the third (3rd) Lease Year, Tenant shall pay Supplemental Rent for each fiscal quarter within thirty (30) days after the end of such quarter, provided that Landlord may, in its sole and absolute discretion, allow Tenant to defer payment of all or a portion of the Supplemental Rent payable in the third (3rd) Lease Year until the fourth (4th) Lease Year, in which case the aggregate amount deferred shall be payable in twelve (12) equal monthly installments in the fourth (4th) Lease Year, each payable with each payment of Minimum Rent during such Lease Year. Notwithstanding the foregoing, in the event that, in accordance with Section 16, Landlord in its sole and absolute discretion consents to any change of control in Guarantor, or to any other transaction constituting an assignment of this Lease pursuant to the terms of Section 16, all accrued but unpaid Supplemental Rent shall be immediately due and payable.

(b) As used herein: (1) “CPI Increase” shall mean the percentage increase in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup “All Items” (1982 –1984 = 100) (the “CPI”), which in no event shall be a negative number; the applicable CPI Increase shall be calculated annually for each Lease Year by comparing the CPI in effect on the first calendar day of the Lease Year for which Additional Rent (or other amount hereunder) is being calculated to the first calendar day of the immediately preceding Lease Year; (2) “Revenue” shall mean, without duplication, revenue of Guarantor, Tenant and each of their respective Affiliates calculated on a consolidated basis in accordance with GAAP; and (3) “Applicable Percentage of Revenue” means, with reference to the Lease Year to which the calculation applies, the following percentage:

Lease Year	Percentage
1st	0.54%
2nd	1.03%
3rd	1.54%
4th	1.90%
5th	2.15%
6th	2.36%
7th	2.47%
8th – 15th	2.63%

2.2 Reset of Additional Rent; Renewal Term Rent. To establish a fair market Minimum Rent for the Premises on and after the Reset Date and during the Renewal Terms, the Minimum Rent for the remainder of the Initial Term following the Reset Date and for each Renewal Term shall be reset and expressed as an annual amount equal to the product of: (a) the greater of (i) “Fair Market Value” of the Premises on the Reset Date or Exercise Date, as applicable, as established pursuant to Exhibit C, or (ii) “Landlord’s Investment” in the Premises, which is Three Hundred Ninety-One Million Seven Hundred Four Thousand Two Hundred Sixty-Two Dollars ($391,704,262) plus any amount for Alterations advanced by Landlord pursuant to Section 8.4 or an expansion or similar agreement entered into by the parties, and minus any net award paid to Landlord for a Taking pursuant to Section 18; multiplied by (b) a percentage equal to two hundred (200) basis points over NHP’s Weighted Average Cost of Capital. As used herein, (i) “NHP’s Weighted Average Cost of Capital” as of any date of determination shall be determined and calculated in accordance with Schedule 2, and (ii) “Reset Date” shall mean the last day of the seventh (7th) Lease Year. Commencing with the second (2nd) Lease Year of a Renewal Term, “Additional Rent” shall be calculated as provided in Section 2.1. Notwithstanding the foregoing, in no event shall the Minimum Rent due for the first full Lease Year following the Reset Date (i.e., the eighth (8th) Lease Year) or the first Lease Year of any Renewal Term be less than one hundred ten percent (110%) of the sum of Total Rent due for the immediately preceding Lease Year. No Supplemental Rent shall be due or payable in any Renewal Term.

2.3 Payment Terms. All Rent and other payments to Landlord shall be paid by wire transfer or ACH (Automated Clearing House) only. Minimum Rent and Additional Rent shall be paid in advance in equal monthly installments on or before the tenth (10th) calendar day of each calendar month. Supplemental Rent shall be paid on a quarterly basis as and when provided in Section 2.1(a).

2.4 Absolute Net Lease. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes, Other Charges, and operating or other expenses of any kind whatsoever, all of which shall be paid by Tenant. Tenant shall continue to perform its obligations under this Master Lease even if Tenant claims that it has been damaged by Landlord. Thus, Tenant shall at all times remain obligated under this Master Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant’s sole right to recover damages against Landlord under this Master Lease shall be to prove such damages in a separate action.

3. Late Charges. The late payment of Rent or other amounts due will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Master Lease. While the exact amount of the foregoing is extremely difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Landlord, if any Rent or other amount is not paid within (a) five (5) days after the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent amounts, and (b) ten (10) days after the due date for such payment, such unpaid amount shall accrue interest from such date at the “Agreed Rate” of five percent (5%) plus the prime, commercial or similar reference rate of interest then charged by Wells Fargo Bank, N.A., San Francisco, CA, or any successor thereof or replacement therefor reasonably selected by Landlord.

4. Security Deposit; Restriction on Distributions.

4.1 Letter of Credit. Pursuant to the parties’ concurrent Letter of Credit Agreement, Tenant shall deposit with Landlord and maintain during the Term one (1) or more irrevocable standby letters of credit in an aggregate undrawn face amount equal to Five Million Four Hundred Thousand Dollars ($5,400,000) as a “Security Deposit” against the faithful performance by Tenant of this Master Lease.

4.2 Additional Security Deposit.

(a) Commencing as of the third (3rd) Lease Year, in the event that at any time the Rent Coverage Ratio for any two (2) consecutive trailing calendar quarters is less than the Minimum Rent Coverage Ratio, an Event of Default shall occur unless Tenant shall within ten (10) business days of notice from Landlord, and thereafter on a monthly basis at the time of each payment of Minimum Rent continuing until such time as the Minimum Rent Coverage Ratio is satisfied for two (2) consecutive trailing calendar quarters, deposit cash in the amount of the then aggregate monthly Gross Revenue generated by the Premises multiplied by one and one-half percent (1.5%). Tenant’s obligation to make such additional deposits shall continue until the date on which Tenant has made aggregate additional cash deposits to the Security Deposit pursuant to this Section 4.2 in an amount equal to Thirty-One Million Five Hundred Eighty-Two Thousand One Hundred Eighty-One Dollars ($31,582,181). In the event that the Rent Coverage Ratio for any two (2) consecutive trailing calendar quarters is equal to the Minimum Rent Coverage Ratio at such time as Landlord holds any additional Security Deposit pursuant to this Section 4.2(a), all such amounts shall be promptly returned to Tenant, subject to Tenant’s obligation to re-commence depositing incremental increases to the Security Deposit pursuant to this Section 4.2(a) should the Rent Coverage Ratio for any two (2) consecutive calendar quarters thereafter be less than the Minimum Rent Coverage Ratio. All deposits made by Tenant pursuant to this Section 4.2(a) and pursuant to Section 4.3(a) shall constitute and be a part of the Security Deposit for purposes of this Master Lease. Tenant may from time to time substitute a standby irrevocable letter of credit for cash potions of the Security Deposit deposited pursuant to this Section 4.2(a) and Section 4.3(a). Any such letter of credit shall be in compliance with the Letter of Credit Agreement, which shall be concurrently amended to reflected the increased Letter of Credit Amount (as defined therein).

(b) As used herein, (1) “Minimum Rent Coverage Ratio” means 1.10 to 1.00; (2) “Rent Coverage Ratio” shall mean the ratio of Portfolio EBITDAR-X to Portfolio Rent Expense; (3) “Portfolio EBITDAR-X” shall mean, for any period of determination, (A) Portfolio EBITDARM minus (B) a management fee equal to the greater of (i) five percent (5%) of Gross Revenues generated during such calendar quarter, or (ii) actual overhead for such quarter, minus (C) reserves for capital expenditures in such amount reasonable approved by Landlord; (4) “Portfolio EBITDARM” shall mean, as of the end of any calendar quarter, the aggregate net income of Tenant for such period to the extent derived from the collective operation of the Premises, adjusted to add thereto, to the extent allocable to the Premises, without duplication, (A) interest expense, (B) income tax expense, (C) depreciation and amortization expense, (D) rental expense, and (E) management fee expenses, in each case determined in accordance with GAAP to the extent applicable; (5) “Portfolio Rent Expense” shall mean, for any period of determination, the amount of Total Rent payable by Tenant under this Master Lease in such period, provided that Rent payable on any Expansion Funds disbursed pursuant to Section 8.4(b) shall be excluded from Portfolio Rent Expense for a period of one (1) year from the start of the construction project to which such Expansion Funds are applicable, and (6) “Gross Revenues” means all revenues from any use or sublease of any portion of the Premises, calculated according to GAAP, excluding: (i) contractual allowances during the Term for payments not received from any governmental agencies or third party providers; and (ii) sales or excise taxes and taxes based upon such revenues which are part of the amount billed to the customer, whether included in the billing or stated separately.

4.3 Restriction on Distributions.

(a) Tenant shall not permit Guarantor to make any Restricted Dividend. In the event that Guarantor makes any Restricted Dividend, Tenant shall, within ten (10) business days thereof, deposit cash or post an additional irrevocable standby letter of credit with Landlord in the amount of such Restricted Dividend, which shall be added to and become a part of the Security Deposit. For each Tax Year that Guarantor is a limited liability company or other pass-through entity for federal income tax purposes, Guarantor shall be permitted, not more frequently than quarterly, to pay Tax Dividends notwithstanding that the Dividend Conditions may not then be satisfied, provided that no Event of Default then exists and is then continuing and that the payment of such Tax Dividend would not result in an Event of Default hereunder. As a condition to making any Tax Dividend, Guarantor’s calculations of the amount of such Tax Dividend shall be subject to Landlord’s prior review and approval, not to be unreasonably withheld, which shall be communicated to Tenant within fifteen (15) business days after Landlord’s receipt of all information reasonably required by Landlord in order to confirm such calculations.

(b) As used herein, (1) “Restricted Dividend” means any Dividend, other than a Tax Dividend, that is made at any time that the Dividend Conditions are not then satisfied; (2) “Dividend” means any dividend, payment or other distribution of cash or property by Guarantor to its shareholders or any other Person on account of or with respect to the capital stock of Guarantor; (3) “Dividend Conditions” means that (i) the Rent Coverage Ratio for the Preceding Fiscal Quarter is greater than or equal to 1.20 to 1.00 and (ii) that Guarantor shall have had Minimum Net Working Capital Balances for the Preceding Fiscal Quarter; and (4) “Preceding Fiscal Quarter” means the fiscal quarter immediately preceding the fiscal quarter in which the Dividend in question is made or to be made; (5) “Minimum Net Working Capital Balances” means that Guarantor shall have Net Working Capital as of the end of any applicable fiscal quarter equal to or greater than the lesser of (i) an amount equal to forty-one percent (41%) of Revenue for such quarter, or (ii) Fifteen Million Four Hundred Fifty Thousand Dollars ($15,450,000); (6) “Net Working Capital” shall have the same meaning given to “Working Capital” in the Contribution Agreement; (7) “Tax Dividend” means a Dividend in an amount which does not exceed the Tax Expense for all the members of the Guarantor for the Tax Period most recently ended; (8) “Tax Expense” shall mean for any member of Guarantor, an amount equal to the product of (i) the amount of federal and state taxable income of Guarantor for the applicable Tax Period, (ii) the Presumed Tax Rate, giving effect to the character of such taxable income as ordinary income or capital gain income, and (iii) such member’s percentage interest in Guarantor; (9) “Tax Period” means the calendar year or quarter to which any applicable Tax Expense is attributable, and (10) “Presumed Tax Rate”

means (i) with respect to income taxable as ordinary income or short term capital gains, the highest combined federal and state income tax rate applicable during the applicable Tax Period, and (ii) with respect to income taxable as long-term capital gains, the highest rate then applicable to the gains on capital held for at least twelve (12) months, in both cases as determined without regard to the adjustment provided in Sections 67 and 68 of the Internal Revenue Code.

5. Taxes and Other Charges. At the commencement and end of the Term, all Taxes and Other Charges shall be prorated. Landlord shall promptly forward to Tenant copies of all bills and payment receipts for Taxes or Other Charges received by it. Tenant shall pay and discharge (including the filing of all required returns), prior to delinquency or imposition of any fine, penalty, interest or other cost (“Penalty”), (a) “Taxes”, consisting of any property (real and personal) and other taxes and assessments levied or assessed with respect to this Master Lease, any portion of the Premises or Landlord, with respect to the Premises (including, without limitation, any state or county occupation tax, transaction privilege, franchise taxes, business privilege, rental tax or other excise taxes, and other assessments levied or assessed against the Premises, Tenant’s interest therein or Landlord (with respect to this Master Lease and/or the Premises, but excluding any local, state or federal income tax based upon the net income of Landlord and any transfer tax or stamps for its transfer of any interest in any portion of the Premises to any Person other than Tenant or any of its Affiliates)), and (b) “Other Charges”, consisting of any utilities and other costs and expenses of the Business or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during the Term. Tenant may pay the foregoing in permitted installments (whether or not interest accrues on the unpaid balance) when due and before any Penalty. Within thirty (30) days of its receipt of Landlord’s written notice of payment, Tenant shall pay Landlord an amount equal to any Taxes or Penalty that Landlord at any time is assessed or otherwise becomes responsible and for which Tenant is liable under this Master Lease, whether arising from the sole liability of Landlord or the joint liability of the parties.

5.1 Protests. Each party has the right, but not the obligation, in good faith to protest or contest (a “Protest”) in whole or in part (a) the amount or payment of any Taxes or Other Charges and (b) the existence, amount or validity of any Lien (as defined in Section 8.1) by appropriate proceedings sufficient to prevent its collection or other realization and the sale, forfeiture or loss of any portion of the Premises or Rent to satisfy it (so long as it provides Landlord with reasonable security to assure the foregoing, provided that no security shall be provided if Landlord reasonably determines that there is no material risk of such collection, realization, sale, forfeiture or loss). Tenant shall diligently prosecute any such Protest at its sole cost and expense and pay such Taxes, Other Charges or Lien before the imposition of any Penalty. Landlord will cooperate fully in any Protest that involves an amount assessed against it.

5.2 Impound. At the commencement of the Term Tenant shall deposit the sum of Nine Hundred Eighty-One Thousand Seven Hundred Forty-Three and 92/100 Dollars ($981,743.92) and thereafter Tenant shall include with each Minimum Rent payment a deposit of one-twelfth (1/12th) of the amount required to discharge the annual amount of real property Taxes secured by a Lien encumbering any portion of the Premises as and when they become due. These deposits shall not bear interest nor be held by Landlord in trust or as an agent of Tenant, but rather shall be applied to the payment of the related obligations. If at any time within thirty (30) days prior to the due date the deposits shall be insufficient for the payment of the obligation in full, Tenant shall within ten (10) days after demand deposit the deficiency with Landlord. If deposits are in excess of the actual obligation, the required monthly deposits for the ensuing Lease Year shall be reduced proportionately and any such excess at the end of the final Lease Year shall be refunded to Tenant within thirty calendar (30) days. Tenant shall forward to Landlord or its designee all Tax bills, bond and assessment statements as soon as they are received, and, provided no Event of Default is then continuing, Landlord shall timely pay such bills from this tax impound. If Landlord transfers this Master Lease, it shall transfer all such deposits to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.

6. Insurance.

6.1 General Requirements. All insurance provided for in this Master Lease shall (i) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state(s) where the applicable Facility or portion of the Premises is located and having general policyholders and financial ratings of not less than “A” and “XII”, respectively, in the then current Best’s Insurance Report, (ii) name Landlord as an additional insured and, for the casualty policy referenced in Section 6.1, as the owner and loss payable beneficiary, (iii) be on an “occurrence” basis, (iv) cover all of Tenant’s operations at the applicable Facility or portion of the Premises, (v) provide that the policy may not be canceled except upon not less than thirty (30) days prior written notice to Landlord and (vi) be primary and provide that any insurance with respect to any portion of the Premises maintained by Landlord is excess and noncontributing with Tenant’s insurance. The parties hereby waive as to each other all rights of subrogation which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Original policies or satisfactory insurer certificates evidencing the existence of the insurance required by this Master Lease and showing the interest of Landlord shall be provided to it prior to the commencement of the Term or, for a renewal policy, not less than ten (10) days prior to the expiration date of the policy being renewed. If Landlord is provided with a certificate, it may demand that Tenant provide a complete copy of the related policy within ten (10) days. During the Term, Tenant shall maintain the following insurance and any claims thereunder shall be adjudicated by and at the expense of it or its insurance carrier:

(a) Fire and Extended Coverage with respect to each Facility against loss or damage from all causes under standard “all risk” property insurance coverage with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than the actual replacement value of such Facility and all Tenant Personal Property associated therewith (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction);

(b) Commercial General Public Liability Coverage with respect to each Facility (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about such Facility, affording the parties protection of not less than Five Million Dollars ($5,000,000) for bodily injury or death to any one person, not less than Ten Million Dollars ($10,000,000) for any one accident, and not less than One Million Dollars ($1,000,000) for property damage;

(c) Professional Liability Coverage with respect to each Facility for damages for injury, death, loss of service or otherwise on account of professional services rendered or which should have been rendered, in a minimum amount of Five Million Dollars ($5,000,000) per claim and Ten Million Dollars ($10,000,000) in the aggregate;

(d) Worker’s Compensation Coverage with respect to each Facility for injuries sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable legal requirements;

(e) Boiler and Pressure Vessel Coverage with respect to each Facility on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for resulting damage to property, bodily injury or death and with an endorsement for boiler business interruption insurance;

(f) Business Interruption and Extra Expense Coverage with respect to each Facility for loss of rental value for a period not less than one (1) year; and

(g) Deductibles/Self-Insured Retentions for the above policies shall not be greater than Fifty Thousand Dollars ($50,000), and Landlord shall have the right at any time to require a lower such amount or set higher policy limits, to the extent commercially available and reasonable and customary for similar properties.

6.2 Exceptions to Insurance Requirements. Tenant has advised Landlord that, to the extent described on Schedule 3, it is not in compliance as of the date hereof with the requirements set forth in Section 6.1. Tenant nonetheless represents and warrants to Landlord that the policies of insurance (including the deductible or self-insured retention provisions thereof) and risk management programs that Tenant has in effect as of the date hereof are, and as may be in effect at any time during the Term will be, consistent with custom, practice and prudent management standards in the States in the business and industry in which Tenant is engaged. As and when insurance meeting the requirements set forth in Section 6.1 becomes generally available to operators of healthcare facilities similar to the Facilities and owned by institutional landlords at commercially reasonable rates, as jointly determined by Landlord and Tenant in their respective reasonable judgment, Tenant shall purchase and maintain such insurance. Tenant’s non-compliance with the requirements of Section 6.1 shall not give rise to an Event of Default so long as (a) no other Event of Default then exists, (b) such non-compliance is strictly limited to the matters described on Schedule 3, as it may be amended from time to time during the Term with the consent of Landlord in its sole and absolute discretion, (c) the representations and warranties set forth in this Section 6.2 remain true, correct and complete in all respects, and (d) Tenant is in compliance with the other covenants contained in this Section 6.2 and Section 6.3. Notwithstanding anything to the contrary set forth herein, if any insurance provided by Tenant in accordance with Schedule 3 provides for coverage on a “claims-made” basis, every “claims made” renewal or replacement policy shall continue to show the first date of claims made coverage as of the Effective Date, or a date prior thereto, as its prior acts/retroactive or continuity date. Furthermore, if any “claims made” policy is cancelled or non-renewed, and not replaced by an “occurrence” policy with “full prior acts”, Tenant will purchase an “Extended Reporting Provision Option” (i.e., tail coverage), for a minimum of two (2) years, and if any “claims made” policy is subsequently replaced by an “occurrence” policy, Tenant agrees that said “occurrence” policy will contain a “full prior acts” provision.

6.3 Reimbursement of Landlord’s Insurance Costs. During any Lease Year or portion thereof in which Tenant is not in compliance with the provisions of Section 6.1 (without consideration of the effect of Section 6.2), Tenant shall pay Landlord, within ten (10) days of Landlord’s demand therefore, for the costs of the premiums of the general liability insurance policies maintained by Landlord, or contributions to self-insurance in lieu thereof, in connection with the Premises, in the amount of Eighty-Nine Thousand Seven Hundred Ten Dollars ($89,710), as increased at the end of each Lease Year for increases since the Effective Date in the CPI. During the first two (2) Lease Years, Tenant may elect to make such reimbursement on a monthly basis , which payments shall be due at the time of each payment of Minimum Rent hereunder. Tenant shall have no right to receive any proceeds or other benefits from any such insurance. For purposes of this Section 6.3, Tenant shall not be in compliance with Section 6.1 (without consideration of the effect of Section 6.2) at any time that any insurance required hereunder is provided to Tenant by or through a “captive” insurance company or program.

7. Use, Regulatory Compliance and Preservation of Business.

7.1 Permitted Use; Qualified Care. Tenant shall continuously use and occupy each Facility during the Term as a licensed facility engaged in the respective Business described on Schedule 1.1 with not less than the applicable number of beds or units shown on Schedule 1.1 (less any beds or units lost through a casualty or condemnation to the extent in compliance with Section 17 or 18 as applicable), and for ancillary services relating thereto, but for no other purpose. Tenant shall not allow the average occupancy for any trailing three (3) month period (a) of any individual Facility to be less than sixty-five percent (65%) of the applicable number of beds or units shown on Schedule 1.1 or (b) of all Facilities in the aggregate to be less than seventy-five percent (75%) of the aggregate number of beds and units shown on Schedule 1.1. Tenant shall provide care, treatment and services to all customers of each Facility and the Business conducted thereon in a manner consistent with all applicable laws.

7.2 Regulatory Compliance. Tenant, each Facility and the other portions of the Premises shall comply in all material respects with all licensing and other laws and all CC&R’s and other use or maintenance requirements applicable to the Business conducted thereon and, to the extent applicable to any Facility, all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that each Facility continues to be fully certified for participation in Medicare and Medicaid throughout the Term and when they are returned to Landlord, all without any suspension, revocation, decertification or other material limitation. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any Facility, result in closure of the Business conducted at any Facility or result in the sale or transfer of all or any portion of any related certificate of need, bed rights or other similar certificate or license. All inspection fees, costs and charges associated with a change of such licensure or certification shall be borne solely by Tenant.

7.3 Preservation of Business. Tenant acknowledges that a fair return to Landlord on and protection of its investment in the Premises is dependent, in part, on Tenant’s dedication to the Business and the concentration on each Facility of similar businesses of Tenant and its Affiliates in the geographical area of such Facility. Tenant further acknowledges that the diversion of residents or patient care activities from any Facility to other facilities owned or operated by Tenant or its Affiliates at any time during the Term will have a material adverse affect on the value and utility of such Facility. Therefore, Tenant agrees that during the Term and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord: (i) operate, own, participate in or otherwise receive revenues from any other business providing services similar to those of the Business of any Facility within a five (5) mile radius of such Facility, (ii) except as is necessary to provide residents or patients with an alternative level of care, recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or divert actual or potential residents, patients or care activities of the Business conducted at any Facility to any other facilities owned or operated by Tenant or its Affiliates or from which they receive any type of referral fees or other compensation for transfers, or (iii) except for administrative personnel employed by Guarantor at Guarantor’s headquarters or in a position that is not dedicated to a specific Facility, employ for other businesses any management or supervisory personnel working on or in connection with any portion of the Business or any Facility. The foregoing restriction shall not apply to revenues received by the manager of each Facility pursuant to the Management Agreements entered into by and between Tenant and such manager concurrently with the effectiveness of this Master Lease.

8. Acceptance, Maintenance, Upgrade, Alteration and Environmental.

8.1 Acceptance “AS IS”; No Liens. Tenant acknowledges that it is presently engaged in operations like the Business conducted at each Facility in the state where such Facility is located and has expertise in such industry and, in deciding to enter into this Master Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to and thoroughly investigated the Premises, has selected the Premises to its own specifications, has concluded that no improvements or modifications to them are required in order to conduct the Business, and accepts them on an “AS IS” basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. It is expressly understood and agreed that any inspection by or on behalf of the Landlord of the business conducted at the Premises or of the Premises is for Landlord’s sole and exclusive benefit and is not directly or indirectly for the benefit of, nor should be relied in any manner upon by, Tenant, its residents or any other third party. Notwithstanding its right to Protest set forth in Section 5.1, Tenant shall not cause or permit any lien, levy or attachment to be placed or assessed against any portion of the Premises or the operation thereof (a “Lien”) for any reason.

8.2 Tenant’s Maintenance Obligations.

(a) Tenant shall (i) keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping, (ii) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility in good and lawful order and condition and in substantial compliance with all applicable requirements and laws relating to the Business conducted thereon, including if applicable certification for participation in Medicare and Medicaid, and (iii) keep and maintain all Landlord and Tenant Personal Property in good condition, ordinary wear and tear excepted, and repair and replace such property consistent with prudent industry practice.

(b) As of the date hereof, Landlord has established a “Repair Reserve” in the amount of One Hundred Eighty-Five Thousand Dollars ($185,000) by setting aside a portion of the consideration payable by NHP under the Transaction Agreements. Tenant may draw on the Repair Reserve from time to time, but not more frequently than once per month, for reimbursement of costs and expenses associated with the repair and remediation of certain deferred maintenance and other matters identified in the Facility Condition Letters (collectively, the “Deferred Maintenance Items”). Funds shall be disbursed by Landlord from the Repair Reserve upon presentation by Tenant of reasonable evidence of correction of a Deferred Maintenance Item and reasonable evidence of costs and expenses incurred in connection therewith. Tenant covenants and agrees to cause the repair and remediation of the Deferred Maintenance Items, in a manner reasonably acceptable to Landlord, within six (6) months of the date of this Master Lease. Any amount remaining in the Repair Reserve seven (7) months after the date of this Master Lease shall be retained by Landlord as additional or supplemental Rent hereunder.

8.3 Upgrade Expenditures. Tenant shall include with each Minimum Rent payment, starting with the first (1st) full month of the Term, a deposit to be added to a reserve (in the aggregate, the “CapEx Reserve”) equal to, with respect to each Facility, one-twelfth 1/12th of the amount shown on Schedule 4 based on the age of such Facility (as adjusted at the end of each Lease Year for increases since the Effective Date in the CPI, the “CapEx Amount”), multiplied by (ii) the aggregate number of units in such Facility on the date such payment is due. Landlord shall not be deemed to hold the same in trust or as an agent for Tenant. Tenant acknowledges that the impounding of such funds in the CapEx Reserve shall constitute a true escrow, and that Tenant has no, and hereby waives any, interest in or right or title to any funds escrowed pursuant to this Section 8.3, whether legal, equitable, beneficial or otherwise. From time to time, but not more often than once in any calendar month and provided that no Event of Default is then continuing, Landlord will pay to Tenant amounts from the CapEx Reserve to reimburse Tenant for Upgrade Expenditures made by Tenant during the prior rolling twenty-four (24) month period during the Term (or portion thereof), as reasonably determined by Landlord based on evidence of such expenditures submitted by Tenant; provided that such amount shall not exceed with respect to any individual Facility in any rolling twenty-four (24) month period during the Term, two (2) times the CapEx Amount multiplied by the average number of beds in such Facility over such period. Landlord shall make the reimbursements to Tenant required hereunder within twenty-one (21) days after satisfaction, in all material respects, of all conditions to such reimbursement. Upon reasonable advance request, Landlord may require Tenant to procure mechanic’s lien waivers, in form and substance reasonably satisfactory to Landlord, in connection with any Upgrade Expenditures in excess of Twenty-Five Thousand Dollars ($25,000). “Upgrade Expenditures” means expenditures in commercially reasonable amounts to Persons not affiliated with Tenant for (i) upgrades or improvements to each Facility that have the effect of maintaining or improving its competitive position in its respective marketplace, including new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like, including, without limitation, capital improvements or repairs (including repairs or replacements of the roof, structural elements of the walls, parking area or the electrical, plumbing, HVAC or other mechanical or structural systems), and (ii) other improvements to each Facility as reasonably approved by Landlord, which shall include those matters, if any, that Landlord has approved in writing as of the Effective Date based on descriptions and budgets that Tenant has provided prior thereto. Any amount remaining in the CapEx Reserve at the expiration of the Term or earlier termination of this Master Lease shall be retained by Landlord as additional or supplemental Rent hereunder.

8.4 Alterations by Tenant.

(a) Tenant may alter, improve, exchange, replace, modify or expand (collectively, “Alterations”) the Facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, that any Alterations in excess of Two Hundred Fifty Thousand Dollars ($250,000) with respect to any individual Facility in any rolling twelve (12) month period shall require Landlord’s prior written consent; provided further, that any Alterations to the Premises must satisfy the requirements set forth in Sections 4.04 (2) and (3) of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156. All Alterations shall immediately become a part of the Premises and the property of Landlord subject to this Master Lease, and except to the extent that Landlord in its sole discretion agrees to fund them pursuant to a mutually acceptable development addendum or expansion agreement following Tenant’s written request therefor, or to the extent funded in accordance with Section 8.4(b), the cost of all Alterations or other purchases, whether undertaken as an on-going licensing, Medicare, Medicaid or other regulatory requirement, or otherwise shall be borne solely by Tenant. All Alterations shall be done in a good and workmanlike manner in compliance with all applicable laws and the insurance required under this Master Lease.

(b) Landlord commits to make available to Tenant additional funds in the amount of up to Fifteen Million Dollars ($15,000,000) for the Phase I Expansion and Phase II Expansion, and an amount to be determined by Landlord with respect to any Phase III Expansion that it approves (the “Expansion Funds”) to be used for the expansion of and capital improvements to Approved Expansion. As used herein, (i) “Approved Expansion” means the following expansion projects, each subject to customary due diligence and reasonable feasibility analysis conducted by Landlord: (A) the Phase I Expansion, which has been approved by Landlord as of the date hereof, (B) the Phase II Expansion, provided that the applicable Facilities have each achieved stabilized occupancy for six (6) consecutive months of at least ninety-five percent (95%), and (C) the Phase III Expansion to the extent reasonably approved by Landlord; and (ii) “Phase I Expansion,” “Phase II Expansion” and “Phase III Expansion” shall mean the respective expansion projects shown on Schedule 5 as the “Hearthstone A,” “Hearthstone B” and “Hearthstone C” Community Expansions, respectively. Landlord shall have no obligation to make any disbursement of Expansion Funds during the continuance of any Event of Default. Any disbursement of Expansion Funds shall be made, and all work in connection with any Expansion shall be performed, in accordance with Landlord’s reasonable and customary construction disbursement and completion requirements and pursuant to a development addendum or expansion agreement to be entered into in connection with such Approved Expansion. Upon any disbursement of Expansion Funds, Landlord’s Investment shall be increased in the amount of such disbursement in accordance with Section 2.2(a), and the amount of Minimum Rent and Additional Rent then payable shall be recalculated and reset in accordance with Section 2.1. Landlord’s commitment to make the Expansion Funds available shall be cancelled, and Landlord’s obligation to disburse any remaining Expansion Funds shall terminate, on the date that is (i) three (3) years after the date hereof with respect to the Phase I Expansion and Phase II Expansion (provided that, subject to the other terms and conditions of this Section 8.4(b), Landlord shall remain obligated to disburse such Expansion Funds as may be required to complete any approved work in connection with a Phase I Expansion or Phase II Expansion then in process), or (ii) such date determined by Landlord with respect to any approved Phase III Expansion.

8.5 Hazardous Materials. Tenant’s use of the Premises shall comply with all Hazardous Materials Laws. If any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received notice of any Hazardous Materials Claim against any portion of the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord’s approval of the remediation plan, remedy any such problem to the satisfaction of Landlord and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices. Tenant shall immediately advise Landlord in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Tenant or any portion of the Premises; (c) any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws; (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increase the risk that any portion of the Premises will be exposed to Hazardous Materials; and (e) all communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Notwithstanding any other provision of this Master Lease, if any Hazardous Materials are discovered on, under or about any portion of the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Master Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Master Lease (which date may be subsequent to the date upon which the Term was to have expired). Landlord shall have the right, at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

9. Tenant Property and Security Interest.

9.1 Tenant Property. Tenant shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as shall be necessary or reasonably appropriate to operate each Facility in compliance with this Master Lease (“Tenant Personal Property”). (Tenant Personal Property and “Tenant Intangible Property” shall be collectively referred to herein as “Tenant Property”.) As used herein, “Tenant Intangible Property” means all the following at any time owned by Tenant in connection with its use of any portion of the Premises: Medicare, Medicaid and other accounts and proceeds thereof; rents, profits, income or revenue derived from such operation or use; all documents, chattel paper, instruments, contract rights (including contracts with residents, employees and third-party payors), deposit accounts, general intangibles and choses in action; refunds of any Taxes or Other Charges; licenses and permits necessary or desirable for Tenant’s use of any portion of the Premises, including licensed Medicaid beds, any applicable certificate of need or other similar certificate, and the exclusive right to transfer, move or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to apply for permission to reduce the licensed bed complement, take any of the licensed beds out of service or move the beds to a different location); and the right to use for one-hundred eighty (180) days following any termination of this Master Lease (other than by expiration thereof at the end of any Term) the names set forth on Schedule 1.1 and any other trade or other name now or hereafter associated with its operation of the Premises.

9.2 Landlord’s Security Interest and Financing Statements. The parties intend that if Tenant defaults under this Master Lease, Landlord will control the Tenant Property so that Landlord or its designee can operate or re-let each Facility and associated personal property intact for use as a licensed facility engaged in the applicable Business. Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant’s obligations under this Master Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual Lien upon, all of Tenant’s right, title and interest in and to the Tenant Property and any and all products and proceeds thereof, in which Tenant now owns or leases (subject to the immediately following sentence) or hereafter acquires an interest or right. This Master Lease constitutes a security agreement covering all such Tenant Property, and the security interest granted to Landlord is intended by the parties to be subordinate to any security interest granted in Tenant Personal Property in connection with the financing or leasing of all or any portion thereof, so long as the lessor or financier agrees to give Landlord written notice of any default by Tenant under the terms of such arrangement and a reasonable time following such notice to cure any such default and to consent to Landlord’s written assumption of such arrangement upon curing such default. This security interest and agreement shall survive the termination of this Master Lease resulting from an Event of Default. Tenant shall pay all filing and reasonable record search fees and other costs for such additional security agreements, financing statements, fixture filings and other documents as Landlord may reasonably require to perfect or continue the perfection of its security interest.

10. Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed in Exhibit F at the time described therein, and such other information about it or the operations of the Premises and Business as Landlord may reasonably request from time to time. All financial information provided shall be prepared in accordance with GAAP. If Tenant or any Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws. Tenant shall be assessed with a $500 administrative fee for each instance in which Tenant fails to provide Landlord with the reports listed in Exhibit F within the time specified therein, which administrative fee shall be immediately due and payable to Landlord.

11. Representations and Warranties.

11.1 By Landlord and Tenant. Each party represents and warrants to the other that: (a) this Master Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Master Lease within the state(s) where any portion of the Premises is located; and (c) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

11.2 By Tenant and Guarantor. Tenant and Guarantor hereby make the following additional representations and warranties to Landlord, each of which is true, correct and complete except to the extent set forth to the contrary on Schedule 6. Unless otherwise specified, initially capitalized terms used in this Section 11.2 but not otherwise defined in this Master Lease shall have the meanings given to them in the MTA.

(a) Organization, Authority, Noncontravention, Required Filings and Consents. Guarantor represents and warrants that: (a) this Master Lease and all other documents executed or to be executed by it in connection herewith (including any Transactions Agreements) have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform the Transactions Agreements to which it is a party within the state(s) where any portion of the Premises is located, except where the failure to be so qualified has not had, and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Guarantor’s ability to consummate the transactions contemplated by the Transactions Agreements to which it is a party; (c) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party, or requires any filings, notifications, authorizations, or consents with, of, or to any Governmental Entity; (d) as of the date of this Master Lease, there is no Litigation, pending or, to the Knowledge of Guarantor, threatened, against Guarantor by any Person that questions the legality, validity or propriety of this Master Lease, the Contribution Agreement, the Merger Agreement, the Master Transaction Agreement, or the Merger Transaction.

(b) Compliance with Laws. Except for compliance with Laws regulating environmental, tax and benefit plan/arrangements matters, which is limited to the representations and warranties set forth in Sections 4.2, 4.3 and 4.4 of the MTA, respectively, the Company and its Subsidiaries are in compliance with all Laws (including obtaining all Company Permits) to which they are subject, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received notice of any material violation or alleged violation of, and are subject to no material liability (whether accrued, absolute, contingent, direct or indirect) for an past or continuing violation of any such Laws. All material reports, registrations and returns required by any such Law to be filed by the Company and its Subsidiaries with any Governmental Entity have been filed, and were accurate and complete in all material respects when filed. The Company and its Subsidiaries are not subject to any pending (or to the Knowledge of Guarantor, threatened) Litigation or Order as against any of them, their respective businesses or any of their assets, in such amounts as, individually or in the aggregate, would have a Material Adverse Effect (including any indemnity or other amounts owing to any Person whom the Company has agreed to indemnify).

(c) Insurance. Set forth in Schedule 7 is a complete and correct list of all policies and other forms of insurance presently in effect with respect to the business and properties of the Company and its Subsidiaries (each a “Policy” and collectively, the “Policies”). The Company has made available to the Acquiring Parties true and correct copies of all of the Policies. The Company and each of its Subsidiaries is, and has been continuously since January 1, 2002, insured as provided in Schedule 7. Neither the Company nor any of its Subsidiaries has received any notice of cancellation, termination or material increase in premiums or deductibles with respect to any material Policy of the Company or any of its Subsidiaries. The Company and its Subsidiaries have duly and timely made all claims that they have been entitled to make under each Policy, other than such claims, the failure of which to make has not had, and could not reasonably be expected to have, a Material Adverse Effect. There is no claim pending by the Company or any of its Subsidiaries under any Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies, and, to the Knowledge of the Company, there is no basis for denial of any claim under any Policy as a result of the applications and information provided by the Company to obtain such Policies, in each case which could reasonably be expected to have a Material Adverse Effect.

(d) Contracts. Schedule 8 contains, as of the date of this Master Lease, a complete and accurate listing of all Contracts that are (i) essential to the conduct of the Business (as defined in the MTA) as presently conducted and, if terminated, could not be replaced timely in the ordinary course on at least substantially the same terms or (ii) otherwise involve obligations or liabilities that are material to the Business or the conduct thereof. The Company has made available to the Acquiring Parties true and correct copies of all such Contracts, each of which is in full force and effect. There are no existing breaches or defaults by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party to a Contract (including for this purpose, Contracts with residents of the Facilities), under any such Contract, other than breaches or defaults which would not have a Material Adverse Effect and to the Knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute a breach or default of any such Contract, other than breaches or defaults which would not have a Material Adverse Effect. Neither the execution and delivery of the Transaction Agreements nor the consummation of the transactions contemplated thereby, will violate, breach, conflict with or result in a default under any such Contract, except any such violation, breach, conflict or default as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to consummate the transactions contemplated by the Transaction Agreements.

(e) Assumed Liabilities. Pursuant to the Contribution Agreement, Guarantor has agreed to cause Tenant to retain all of its respective liabilities and will assume all of the Assumed Liabilities, which include liabilities associated with or arising under or by virtue of Laws, Litigation, Orders, and Contracts (including under insurance policies).

(f) Collective Bargaining. Neither the Company nor any of its Subsidiaries is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. The Company has no Knowledge of any activities or proceedings of any labor union to organize any employees.

(g) Additional Representations and Warranties. Tenant and Guarantor also make all representations and warranties made by HAL as set forth in Sections 3, 4 and 5 of the MTA, which representations and warranties are incorporated herein by this reference.

12. Events of Default. So long as there is no Event of Default, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant or pursuant to Sections 17 or 18. The occurrence of any of the following events will constitute an “Event of Default” on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided:

(a) Tenant’s failure to pay when due any Rent, Taxes, Other Charges or other required payments;

(b) (i) The revocation, suspension or material limitation of any license required for the operation of any portion of the Business or any portion of the Premises or the certification of any portion of the Premises for provider status under Medicare or Medicaid, if applicable; (ii) the closure of any portion of the Business except to the extent in accordance with Section 17 or 18 or as otherwise expressly permitted hereunder; (iii) the sale or transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to any portion of the Business or any portion of the Premises; (iv) the use of any portion of the Premises other than for a licensed facility engaged in the applicable Business and for ancillary services relating thereto; or (v) any act or omission of Tenant that in the judgment of Landlord more likely than not will result in any of the foregoing (each a “Catastrophic Event of Default”);

(c) Any other material suspension, termination or restriction placed upon Tenant, any portion of the Premises, any portion of the Business or the ability to admit residents or patients (e.g., an admissions ban or non-payment for new admissions by Medicare or Medicaid resulting from an inspection survey);

(d) A material default by Tenant or any Guarantor (i) or any Affiliate of either under the Guaranty, the Letter of Credit Agreement or any other lease, agreement or obligation between it and Landlord or any of its Affiliates which is not cured within any applicable cure period specified therein, or (ii) with respect to any obligation under any other lease or financing agreement with any other party which is not cured within any applicable cure period specified therein;

(e) Any misrepresentation by Tenant under this Master Lease or material misstatement or omission of fact in any written report, notice or communication from Tenant or any Guarantor to Landlord with respect to Tenant, any Guarantor, the Premises or the Business;

(f) The failure to perform or comply with the provisions of Sections 6 or 16;

(g) (i) Tenant or any Guarantor shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; or (ii) a receiver, trustee or liquidator shall be appointed for either or them or any of their property, if within three (3) business days of such appointment Tenant does not inform Landlord in writing that they intend to cause such appointment to be discharged or such discharge is not diligently prosecuted to completion within sixty (60) days after the date of such appointment; (iii) the filing by either of them of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor’s relief; or (iv) the involuntary filing of such a petition against either of them by any other party, unless Tenant within three (3) business days of such filing informs Landlord in writing of their intent to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within ninety (90) days after filing; or

(h) The failure to perform or comply with any other provision of this Master Lease not requiring the payment of money unless (i) within five (5) business days of Tenant’s receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures it either (x) within thirty (30) days after such notice from Landlord or (y) if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Tenant and cure after such period will not have a materially adverse effect upon any portion of the Premises or any portion of the Business, then such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof and cures it within one hundred twenty (120) days after such notice from Landlord.

13. Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Master Lease and the laws of the state(s) where the Premises are located that are available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Property, all remedies granted under the laws of such state(s) to a secured party under its Uniform Commercial Code. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.

13.1 General. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon an Event of Default: (a) sue for the specific performance of any covenant of Tenant as to which it is in breach; (b) enter upon any portion of the Premises, terminate this Master Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant’s breach, including the acceleration of all Rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Master Lease which survive the termination of the Term; (c) elect to leave this Master Lease in place and sue for Rent and other money damages as the same come due; (d) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Master Lease has been terminated) relet any portion of the Premises to such tenant(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting; and (e) sell any Tenant Property in a non-judicial foreclosure sale.

13.2 Tenant Repurchase/Receivership. Tenant acknowledges that a Catastrophic Event of Default will materially and irreparably impair the value of Landlord’s investment in the Premises. Therefore, in addition to its other rights and remedies, upon a Catastrophic Event of Default Landlord shall have the right to put the affected Facility or Facilities and associated Landlord Personal Property to Tenant (the “Put”) and/or, as permitted and provided by applicable law, petition any appropriate court for the appointment of a receiver to take possession of the Premises, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to the extent applicable and possible, to preserve or replace any affected license or provider certification for the Premises or to otherwise substitute the licensee or provider thereof (the “Receivership”). If Landlord exercises the Put, Tenant shall purchase the applicable Facility or Facilities from Landlord for a cash price equal to the greater of (a) Landlord’s Investment allocable to such Facility or Facilities, or (b) Fair Market Value on the date of Landlord’s notice of exercise (the “Put Exercise Date”) as established pursuant to Exhibit C, plus all of Landlord’s attorneys’ fees, costs and expenses incurred in connection with the Put and the attendant Catastrophic Event. Such purchase shall be consummated at Tenant’s expense within ninety (90) days of the Put Exercise Date through an escrow at a national title company selected by Landlord using the title company’s standard sale escrow instructions, without representations or warranties, any due diligence or other contingencies in favor of the buyer, and providing that Landlord shall deliver to Tenant title to the applicable portion of the Premises subject only to the applicable title exceptions shown in Exhibit D. If Landlord commences the Receivership, the receiver shall be paid a reasonable fee for its services and all such fees and other expenses of the Receivership shall be paid in addition to, and not in limitation of, the Rent otherwise due to Landlord hereunder. Tenant irrevocably consents to the Receivership upon a Catastrophic Event of Default and thus stipulates to and agrees not to contest the appointment of a receiver under such circumstances and for such purposes.

13.3 Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Landlord to insist at any time upon the strict performance of any provision of this Master Lease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. Landlord’s receipt of any rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by

Landlord of any provision of this Master Lease shall be effective unless expressed in a writing signed by it.

13.4 Performance of Tenant’s Obligations. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Master Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Tenant, and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s written demand therefor.

14. Provisions on Termination.

14.1 Surrender of Possession. On the expiration of the Term or earlier termination or cancellation of this Master Lease (the “Termination Date”), Tenant shall deliver to Landlord or its designee possession of (a) each Facility and associated Landlord Personal Property in a neat and clean condition and in as good a condition as existed at the date of their possession and occupancy pursuant to this Master Lease, ordinary wear and tear excepted, (b) a fully operational, licensed (to the extent assignable) and (to the extent applicable) certified Business at each Facility including, at Tenant’s sole cost, any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of any portion of the Premises to Landlord or its designee, and (c) except to the extent prohibited by applicable law, all patient charts and resident records along with appropriate resident consents if necessary and copies of all its books and records relating to the Business and the Premises. Accordingly, Tenant shall not at any time during or after the Term seek to transfer, surrender, allow to lapse, or grant any security interest or any other interest in and to the licenses, permits or certifications relating to any portion of the Business or any portion of the Premises, nor shall Tenant commit or omit any act that would jeopardize any portion of the Business or any licensure or certification of any portion of the Premises. Tenant shall cooperate fully with Landlord or its designee in transferring or obtaining all necessary licenses and certifications for Landlord or its designee, and Tenant shall comply with all requests for an orderly transfer of the Business, Facility licenses, and Medicare and Medicaid certifications and possession at the time of its surrender of the Premises to Landlord or its designee. Subject to all applicable laws, Tenant hereby assigns, effective upon the Termination Date, all rights to operate the facility to Landlord or its designee including all required licenses and permits and all rights to apply for or otherwise obtain them, and all other nonproprietary Tenant Intangible Property relating to any portion of the Premises.

14.2 Removal of Tenant Personal Property. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may upon at least five (5) business days prior notice to Landlord remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal; provided that Landlord shall have the right and option to purchase the Tenant Personal Property for its then net book value during such five (5) business day notice period, in which case Tenant shall so convey the Tenant Personal Property to Landlord by executing a bill of sale on an “as-is, where-is” basis and otherwise in a form reasonably required by Landlord. If there is any Event of Default then existing, Tenant will not remove any Tenant Personal Property from the Premises and instead will, on demand from Landlord, convey it to Landlord for no additional consideration by executing a bill of sale on an “as-is, where-is” basis and otherwise in a form reasonably required by Landlord. Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord’s election, vest in Landlord; provided, however, that Landlord may remove and store or dispose at Tenant’s expense any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.

14.3 Management of Premises. Commencing on the Termination Date, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Business and Tenant agrees to cooperate fully to accomplish the transfer of such management and operation without interrupting the operation of the Business. Tenant agrees that Landlord or its designee may operate the Business under Tenant’s licenses and certifications pending the issuance of new licenses and certifications to Landlord or its designee. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of any portion of the Premises, and Tenant shall comply with all requests for an orderly transfer of any and all facility and other licenses, Medicare and Medicaid certifications and possession of the Premises at the time of any such surrender.

14.4 Holding Over. If Tenant shall for any reason remain in possession of any portion of the Premises after the Termination Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) business day of each month one and one-half (1 1/2) times the total of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to this Master Lease. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Termination Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.

14.5 Survival. All representations, warranties, covenants and other obligations of Tenant under this Master Lease shall survive the Termination Date.

15. Certain Landlord Rights.

15.1 Entry and Examination of Records. Landlord and its representatives may enter any portion of the Premises at any reasonable time after reasonable notice to Tenant to inspect the Premises for compliance, to exhibit the Premises for sale, lease or mortgaging, or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanic’s or materialman’s lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Business. During normal business hours, Tenant will permit Landlord and its representatives, inspectors and consultants, subject to privacy or confidentiality restrictions imposed under applicable law, to examine all contracts, books and financial and other records (wherever kept) relating to Tenant’s operations at any portion of the Premises.

15.2 Grant Liens. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Lien, title retention agreement or other encumbrance upon the Premises, or any portion thereof or interest therein (including this Master Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Upon the request of Landlord, Tenant shall subordinate this Master Lease to the Lien of any such encumbrance so long as such encumbrance provides that it is subject to the rights of Tenant under this Master Lease and that so long as no Event of Default shall exist, Tenant’s occupancy shall not be disturbed if any Person takes possession of the applicable portion of the Premises through foreclosure proceeding or otherwise.

15.3 Estoppel Certificates. Tenant shall, at any time upon not less than ten (10) days prior written request by Landlord, have an authorized representative execute, acknowledge and deliver to Landlord or its designee a written statement certifying (a) that this Master Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default by either party exists or specifying any such default and (d) as to such other matters as Landlord may reasonably request.

15.4 Conveyance Release. If Landlord or any successor owner shall transfer any portion of the Premises in accordance with this Master Lease, they shall thereupon be released from all future liabilities and obligations hereunder arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.

16. Assignment and Subletting. Without the prior written consent of Landlord, which may be withheld or conditioned at its sole discretion, this Master Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law, nor shall Tenant voluntarily or involuntarily assign, mortgage, encumber or hypothecate any interest in this Master Lease or sublet any portion of the Premises (except if the Business at any Facility is an assisted living facility, in the ordinary course of Tenant’s business to occupants of such Facility or their immediate family members using Tenant’s standard form occupancy lease, and except for subleases to occupational and physical therapy providers and for hospice purposes in each case for not more than ten thousand (10,000) square feet in the aggregate per Facility). Any of the foregoing acts without such consent shall be void and shall, at Landlord’s sole option, constitute an Event of Default giving rise to Landlord’s right, among other things, to terminate this Master Lease. An assignment of this Master Lease by Tenant shall be deemed to include: (a) entering into a management or similar agreement relating to the operation or control of any portion of the Premises with a Person that is not an Affiliate of Tenant; (b) any change (voluntary or involuntary, by operation of law or otherwise, including the transfer, assignment, sale, hypothecation or other disposition of any equity interest in Tenant) in the Person that ultimately exert effective Control over the management of the affairs of Tenant as of the date hereof; provided that an initial public offering of Tenant shall not be deemed to be an assignment of the Master Lease so long as thereafter less than twenty-five percent (25%) of the voting stock of Tenant is held by any Person or related group that did not have such ownership before the initial public offering; and further provided that Landlord acknowledges that it is likely that there will be a change in the Persons that ultimately exert effective Control over the management of the affairs of Tenant prior to the end of the Term by way of the retirement or replacement of the individuals comprising Senior Management, and Landlord will cooperate in good faith and not unreasonable withhold its consent to any such change; or (c) the sale or other transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to any portion of the Business or any portion of the Premises. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent, assign this Master Lease or sublet the Premises or any portion thereof to an Affiliate of Tenant or any Guarantor if all of the following are first satisfied: (w) such Affiliate fully assumes Tenant’s obligations hereunder; (x) Tenant remains fully liable hereunder and any Guarantor remains fully liable under its guaranty; (y) the use of the applicable portion of the Premises remains unchanged; and (z) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof. In no event shall Tenant sublet any portion of the Premises on any basis such that the rental to be paid by the sublessee would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

17. Damage by Fire or Other Casualty. Tenant shall promptly notify Landlord of any material damage or destruction of any portion of the Premises and diligently repair or reconstruct such portion of the Premises to a like or better condition than existed prior to such damage or destruction in accordance with Section 8.4. Any net insurance proceeds payable with respect to the casualty shall be paid directly to Landlord and, if an Event of Default has not occurred hereunder, used for the repair or reconstruction of the applicable portion of the Premises pursuant to Landlord’s disbursement requirements. If such proceeds are insufficient, Tenant shall provide the required additional funds; if they are more than sufficient, the surplus shall belong and be paid to Tenant. Tenant shall not have any right under this Master Lease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty. Notwithstanding the foregoing, in the event of a casualty affecting all or substantially all of any Facility during the final Lease Year of the Term, Tenant shall not be required to repair or reconstruct such Facility provided that it is then in compliance with Section 6 and all net insurance proceeds with respect thereto have been paid to Landlord.

18. Condemnation. Except as provided to the contrary in this Section 18, this Master Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof (a “Taking”), and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such Taking. If during the Term all or substantially all of any Facility is taken or condemned by any competent public or quasi-public authority, then Tenant may at its election made within thirty (30) days of the effective date of such Taking, terminate this Master Lease with respect thereto effective as of the last day of the third calendar month following the date of such Taking and the current Rent shall be prorated and equitably abated as of the effective date of such termination. Landlord alone shall be entitled to receive and retain any award for a taking or condemnation.

19. Indemnification. Tenant, and Guarantor with respect to clause (a) below, agree to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage (including consequential or punitive damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Master Lease, the Premises or the operations of Tenant on any portion of the Premises, including (a) the breach by Tenant or Guarantor of any of its representations, warranties, covenants or other obligations made by it hereunder, (b) any Protest, (c) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Tenant of a Hazardous Materials Law with respect to any portion of the Premises, and (d) upon or following the Termination Date, the correction of all deficiencies of a physical nature identified by, and any liability assessed or asserted by, any governmental agency or Medicare or Medicaid providers as a result of or arising out of or in connection with this Master Lease or the related change of ownership inspection and audit (including any overpayment to any Medicare, Medicaid or other third-party payor). Guarantor will also indemnify and hold harmless the Surviving Corporation and Landlord and their respective representatives, shareholders, partners, controlling Persons and Affiliates, and will pay to such Persons the amount of any Damages incurred by such Persons arising, directly or indirectly, from or in connection with (i) the Assumed Liabilities; (ii) Post-Closing Liabilities of any of Guarantor and its Subsidiaries or their respective Affiliates; and (iii) fees and charges of any advisor or broker retained by Guarantor in connection with the transactions contemplated by any of the Transaction Agreements. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, it shall give Tenant and if applicable, Guarantor, notice of the matter. If Landlord does not elect to defend the matter with its own counsel at Tenant’s or Guarantor’s expense, Tenant and Guarantor shall then defend Landlord at Tenant’s and Guarantor’s expense (including Landlord’s reasonable attorneys’ fees and costs) with legal counsel satisfactory to Landlord.

20. Disputes. If any party brings any action to interpret or enforce this Master Lease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys’ fees and costs as awarded by the court in addition to all other recovery, damages and costs. EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MASTER LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT’S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.

21. Notices. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Master Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:	If to Landlord:

[Tenant] c/o Hearthstone Senior Services, L.P. 9595 Six Pines Drive, Suite 6300 The Woodlands, Texas 77380 Attention: President Fax No. (281) 362-3503	c/o Nationwide Health Properties, Inc. 610 Newport Center Drive, Suite 1150 Newport Beach, California 92660-6429 Attention: President and General Counsel Fax No. (949) 759-6876

With a copy to:

Hearthstone Senior Services, L.P. 9595 Six Pines Drive, Suite 6300 The Woodlands, Texas 77380-1493 Attn.: General Counsel Fax No. (281) 362-3544	Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach ,California 92660 Attention: Frank M. Crance Fax No. (949) 719-1200

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

22. Right of First Refusal; Right of Last Look.

(a) Until such time as Tenant, Guarantor and their respective Affiliates (collectively, the “Hearthstone Parties”), have made investments after the date of this Master Lease in healthcare related real estate assets (whether by acquisition, development, sale-leaseback or otherwise, but excluding expansion or alteration of any of the Facilities) (“Subsequent Investments”) in the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000), NHP shall have the exclusive right to provide sale-leaseback financing for any Subsequent Investment by any Hearthstone Party. NHP shall have thirty (30) days from the date that it receives all information reasonably requested by it in connection with its underwriting of any Subsequent Investment to be made by any Hearthstone Party to notify the Hearthstone Parties whether it wishes to acquire and lease to a Hearthstone Party the applicable property (each a “Subsequent Asset”). In the event that NHP declines to acquire any such Subsequent Asset, the Hearthstone Parties may pursue any another Person to participate in or provide financing for such Subsequent Investment. In the event that NHP elects to acquire any such Subsequent Asset, such Subsequent Asset when acquired shall be leased to the applicable Hearthstone Party (by adding such Subsequent Asset to the Premises demised under this Master Lease, if practicable), but in any event on terms substantially similar to those contained in this Master Lease, provided that the minimum rent payable with respect to such Subsequent Asset shall be equal to one hundred fifty (150) basis points over NHP’s Weighted Average Cost of Capital as of the closing date for the applicable Subsequent Asset.

(b) From the time that the Hearthstone Parties have made Subsequent Investments in the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000) until such time as the Hearthstone Parties have made Subsequent Investments in the aggregate amount of Three Hundred Million Dollars ($300,000,000), NHP shall have a right of last look to provide sale-leaseback financing for any Subsequent Investment by any Hearthstone Party. Prior to entering into a binding agreement for sale-leaseback financing with any Person other than NHP in connection with any such Subsequent Investment, the Hearthstone Parties shall present to NHP a summary of all material terms (but shall not be required to disclose the identity of the other party) on which another Person has offered to provided sale-leaseback financing for such Subsequent Investment (a “Financing Proposal”), and NHP shall have the right to provide such financing on the terms set forth in the Financing Proposal. Upon receipt of any Financing Proposal, NHP shall have ten (10) business days to provide written notice to the Hearthstone Parties of its election to provide or to decline to provide the sale-leaseback financing for the applicable Subsequent Investment. In the event that NHP exercises its right to provide such financing, it shall provide the sale-leaseback financing for the applicable Subsequent Investment on the terms and conditions set forth in the applicable Financing Proposal, subject to approval of its Board of Directors and customary due diligence. In the event that NHP declines to exercise its right to provide such financing, the Hearthstone Parties shall be free to consummate the transaction described in the applicable Financing Proposal with the other party thereto, which transaction shall close not later than ninety (90) days after the date on which NHP provides notice of its decision to the Hearthstone Parties and shall be consummated on terms no more favorable to such party than set forth in such Financing Proposal. If any such transaction is not closed within such ninety (90) day period, or is renegotiated or otherwise subject to terms more favorable to the other party than those set forth in the applicable Financing Proposal, the Hearthstone Parties shall not consummate the applicable transaction without again allowing NHP to exercise its right of last look in accordance with the terms of this Section 22(b).

23. Miscellaneous. Since each party has been represented by counsel and this Master Lease has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Master Lease should be deemed or construed to constitute an extension of credit by Landlord to Tenant, if a portion of any payment made to Landlord is deemed to violate any applicable laws regarding usury, such portion shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and if Tenant discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Tenant on the Termination Date. If any part of this Master Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words “including”, “include” or “includes” are used in this Master Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words day or days are used in this Master Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. The titles and headings in this Master Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any “Section” mean a section of this Master Lease (including all subsections), to any “Exhibit” or “Schedule” mean an exhibit or schedule attached hereto or to “Medicare” or “Medicaid” include any successor program. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Master Lease. This Master Lease (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (e) shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the conflict of laws rules thereof, provided that the law of the State in which each Facility is located (each a “Situs State”) shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs State, including without limitation the appointment of a receiver; and, further provided that the law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Master Lease, and (f) incorporates by this reference any Exhibits and Schedules attached hereto.

[Remainder of page intentionally blank; signatures begin next page.]

IN WITNESS WHEREOF, this Master Lease has been executed by Landlord, Tenant and Guarantor as of the date first written above.

“TENANT”:

ARLINGTON ASSISTED LIVING, LTD., a Texas limited partnership			AUSTIN ASSISTED LIVING, LTD., a Texas limited partnership

By:	Arlington Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

BARTLETT ASSISTED LIVING, LTD., a Texas limited partnership			BIRMINGHAM ASSISTED LIVING, LTD., a Texas limited partnership

By:	Bartlett Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Birmingham Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

CHATTANOOGA ASSISTED LIVING, LTD., a Texas limited partnership			CONROE ASSISTED LIVING, LTD., a Texas limited partnership

By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner		By:	Conroe Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

GARLAND ASSISTED LIVING, LTD., a Texas limited partnership			BRAESWOOD ASSISTED LIVING, LTD., a Texas limited partnership

By:	Garland Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Braeswood Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

Signature Page - 1

CY-FAIR ASSISTED LIVING, LTD., a Texas limited partnership			HUNTSVILLE ASSISTED LIVING, LTD., a Texas limited partnership

By:	Cy-Fair Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

IRVING ASSISTED LIVING, LTD., a Texas limited partnership			CLAYTON COUNTY ASSISTED LIVING, LTD., a Texas limited partnership

By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

KENTWOOD ASSISTED LIVING, LTD., a Texas limited partnership			LAKE JACKSON ASSISTED LIVING, LTD., a Texas limited partnership

By:	Kentwood Assisted Living, G.P., Inc., a Texas corporation, its General Partner		By:	Lake Jackson Assisted Living, G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

LEWISVILLE ASSISTED LIVING, LTD., a Texas limited partnership			LORAIN ASSISTED LIVING, LTD., a Texas limited partnership

By:	Lewisville Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Lorain Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

Signature Page - 2

COBB COUNTY ASSISTED LIVING, LTD., a Texas limited partnership			MOBILE ASSISTED LIVING, LTD., a Texas limited partnership

By:	Cobb County Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

MADISON ASSISTED LIVING, LTD., a Texas limited partnership			NASHVILLE ASSISTED LIVING, LTD., a Texas limited partnership

By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

OKLAHOMA CITY ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership			SAN ANTONIO ASSISTED LIVING, LTD., a Texas limited partnership

By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner		By:	San Antonio Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

CARROLLWOOD ASSISTED LIVING OPERATIONS, LTD., a Texas limited partnership			TEMPE ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership

By:	Carrolwood Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Tempe Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

Signature Page - 3

TEMPLE ASSISTED LIVING, LTD., a Texas limited partnership			TEXAS CITY ASSISTED LIVING, LTD., a Texas limited partnership

By:	Temple Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Texas City Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

TUCSON ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership			VICTORIA ASSISTED LIVING, LTD., a Texas limited partnership

By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner		By:	Victoria Assisted Living G.P., Inc., a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

WHARTON ASSISTED LIVING, LTD., a Texas limited partnership			ALBUQUERQUE ASSISTED LIVING, LTD., a Texas limited partnership

By:	Wharton Assisted Living G.P., Inc., a Texas corporation, its General Partner		By:	Hearthstone G.P., LLC, a Texas corporation, its General Partner

	By:	/s/ Richard Rosenberg		By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg		Name:	Richard Rosenberg
	Title:	Vice President		Title:	Vice President

Signature Page - 4

“GUARANTOR” (with respect to Sections 11.2, 19, and 22):

HEARTHSTONE SENIOR SERVICES, L.P., a Delaware limited partnership

By:	Hearthstone Senior Living Services, LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Richard Rosenberg
	Name:	Richard Rosenberg
	Title:	Vice President

Signature Page - 5

“LANDLORD”:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation			ARLINGTON AL RE, LTD., a Texas limited partnership

By:	/s/ Abdo H. Koury		By:	NHP Master RE G.P., LLC, a Delaware limited liability company,
Name:	Abdo H. Khoury			its General Partner
Title:	Senior Vice President
				By:	/s/ Abdo H. Koury
				Name:	Abdo H. Khoury
				Title:	Senior Vice President

AUSTIN ASSISTED RE, LTD., a Texas limited partnership			BARTLETT AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

BIRMINGHAM AL RE, L.P., a Delaware limited partnership			CHATTANOOGA AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

CONROE AL RE, LTD., a Texas limited partnership			GARLAND AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

Signature Page - 6

BRAESWOOD AL RE, LTD., a Texas limited partnership			CY-FAIR AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

HUNTSVILLE AL RE, L.P., a Delaware limited partnership			IRVING AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

CLAYTON COUNTY AL RE, L.P., a Delaware limited partnership			LAKE JACKSON ASSISTED LIVING R.E., LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

LEWISVILLE AL RE, LTD., a Texas limited partnership			COBB COUNTY AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

Signature Page - 7

MOBILE AL RE, L.P., a Delaware limited partnership			MADISON AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

NASHVILLE AL RE, L.P., a Delaware limited partnership			SAN ANTONIO AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

CARROLLWOOD ASSISTED LIVING, LTD., a Texas limited partnership			TEMPE AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

TEMPLE AL RE, LTD., a Texas limited partnership			TEXAS CITY AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

Signature Page - 8

TUCSON AL RE, L.P., a Delaware limited partnership			WHARTON AL RE, LTD., a Texas limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

VICTORIA AL RE, LTD., a Texas limited partnership			ALBUQUERQUE AL RE, L.P., a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner		By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury		By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury		Name:	Abdo H. Khoury
	Title:	Senior Vice President		Title:	Senior Vice President

KENTWOOD AL RE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	NHP Master RE G.P., LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Abdo H. Koury
	Name:	Abdo H. Khoury
	Title:	Senior Vice President

Signature Page - 9

EXHIBIT C

FAIR MARKET VALUE

“Fair Market Value” means the fair market value of the Premises or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Master Lease, the Fair Market Value shall be the fair market value of the Premises or applicable portion thereof unencumbered by this Master Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises or applicable portion thereof within thirty days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the Premises or applicable portion thereof were appraised at the time of their acquisition by Landlord. Tenant shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply at Tenant’s expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises or applicable portion thereof are located to name the third (3rd) MAI Appraiser.

Within five(5) days after completion of the third (3rd) MAI Appraiser’s appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

“MAI Appraiser” shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

Exhibit C - Page 1

EXHIBIT D

PERMITTED EXCEPTIONS

1.	The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner’s title policy then prevailing in use at the title company that consummates the sale transaction.

2.	Any matters which an accurate survey of the Premises may show.

3.	Real property taxes and assessments.

4.	Any matters shown as title exceptions in the Owner’s Policy of Title Insurance obtained by Landlord in connection with its acquisition of the Premises.

5.	Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant’s acts or omissions.

Exhibit D - Page 1

EXHIBIT E

CERTAIN DEFINITIONS

For purposes of this Master Lease, the following terms and words shall have the specified meanings:

ENVIRONMENTAL DEFINITIONS

“Environmental Activities” shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas; and (g) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Claims” shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

“Hazardous Materials Laws” shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

OTHER DEFINITIONS

“Affiliate” shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Assumed Liabilities” shall have the meaning given to it in the MTA.

“Assumed Liabilities” shall have the meaning given to it in the MTA.

“Bedford Lease” means that certain Lease entered into between Bedford AL RE, Ltd., a Texas limited partnership, as landlord, and Bedford Assisted Living, Ltd., a Texas limited partnership, as tenant, dated as of even date with this Master Lease, as amended, modified or revised.

“Bedford Premises” means the “Premises” as defined in the Bedford Lease.

Exhibit E - Page 1

“Bedford Tenant” means the “Tenant” as defined in the Bedford Lease.

“Brownstown Lease” means that certain Lease entered into between NHP Brownstown, LLC, a Delaware limited liability company, as landlord, and East Brownstown Assisted Living, Ltd., a Texas limited partnership, as tenant, dated as of even date with this Master Lease, as amended, modified or revised.

“Brownstown Premises” means the “Premises” as defined in the Brownstown Lease.

“Brownstown Tenant” means the “Tenant” as defined in the Brownstown Lease.

“CC&R’s” shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations encumbering or binding upon the real property comprising any Facility.

“Contribution Agreement” means that certain Contribution Agreement dated March 22, 2006 by and between Hearthstone Operations, LLC, a Delaware limited liability company, and HAL, as amended, modified or revised.

“Control” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“Damages” shall have the meaning given to it in the MTA.

“Facility Condition Letters” means those certain letters dated May 1, 2006 delivered by NHP under the Transaction Documents to the “Seller” thereunder and concerning the physical condition of the Facilities.

“GAAP” means generally accepted accounting principles, consistently applied.

“HAL” means Hearthstone Assisted Living, Inc., a Texas corporation

“Knowledge” shall have the meaning given to it in the MTA.

“MTA” means that certain Master Transactions Agreement dated as of March 22, 2006 among NHP, HAL, and Hearthstone Operations, LLC, a Delaware limited liability company, as amended, modified or revised.

“NHP” means Nationwide Health Properties, Inc., a Maryland corporation.

“Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

“Senior Management” shall mean Timothy Hekker, James Wang and Laurence Daspit, and their successors, in their respective capacities as officers of Tenant and Guarantor.

“Surviving Corporation” shall have the meaning given to it in the MTA.

“Transaction Agreements” shall have the meaning given to it in the MTA.

Exhibit E - Page 2

EXHIBIT F

FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

REPORT	DUE DATE

Monthly financial reports concerning the Business at each Facility and the combined Facilities in this lease or such other combination of this and related leases as reasonably requested by Landlord consisting of:

(1)      a consolidated balance sheet;

(2)      a reasonably detailed income statement showing, among other things, Gross Revenues;

(3)      a statement of management fees and general and administrative expenses for purposes of performing financial covenant calculations hereunder;

(3)      total patient days;

(4)      occupancy; and

(5)      payor mix. (All via e-mail to financials@nhp-reit.com)

Thirty (30) days after the end of each calendar month

Quarterly consolidated or combined financial statements of Tenant and any Guarantor (via e-mail to financials@nhp-reit.com)	Forty-Five (45) days after the end of each of the first three quarters of the fiscal year of Tenant and such Guarantor

Annual consolidated or combined financial statements of Tenant and any Guarantor. Unaudited financial statements are to be provided initially, followed by financial statements audited by a reputable certified public accounting firm (via e-mail to financials@nhp-reit.com)	Unaudited reports provided Forty-Five (45) days and audited reports provided One Hundred Twenty (120) days after the fiscal year end of Tenant and such Guarantor

Regulatory reports with respect to each Facility, as follows:

(1)      all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to any portion of the Premises and any portion of the Business, including state department of health licensing surveys;

(2)      Medicare and Medicaid certification surveys; and

(3)      life safety code reports.

Ten (10) business days after receipt of any report assessing monetary penalties and/or indicating that the cited deficiencies would be turned over to the Attorney General’s Office (or similar prosecuting authority) for enforcement/prosecution

Reports of regulatory violations, by written notice of the following:

(1)      any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;

(2)      any suspension, termination or restriction placed upon Tenant or any portion of the Premises, the operation of any portion of the Business or the ability to admit residents or patients; or

(3)      any violation of any other permit, approval or certification in connection with any portion of the Premises or any portion of the Business, by any federal, state or local authority, including Medicare or Medicaid.

With regards to nos.(1) and (3), five (5) business days after receipt of any report assessing monetary penalties and/or indicating that the cited deficiencies would be turned over to the Attorney General’s Office (or similar prosecuting authority) for enforcement/prosecution; and with regards to no. (2), five (5) business days after receipt

Annual operating budget covering the operations of each Facility and the Business conducted thereon for the forthcoming fiscal year.	Thirty (30) days prior to beginning of each fiscal year

Exhibit F - Page 1

SCHEDULE 1

Landlord and Tenant Entities

Entities Comprising “Landlord”:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

ALBUQUERQUE AL RE, L.P., a Delaware limited partnership

ARLINGTON AL RE, LTD., a Texas limited partnership

AUSTIN ASSISTED RE, LTD., a Texas limited partnership

BARTLETT AL RE, L.P., a Delaware limited partnership

BIRMINGHAM AL RE, L.P., a Delaware limited partnership

CHATTANOOGA AL RE, L.P., a Delaware limited partnership

CONROE AL RE, LTD., a Texas limited partnership

GARLAND AL RE, LTD., a Texas limited partnership

BRAESWOOD AL RE, LTD., a Texas limited partnership

CY-FAIR AL RE, LTD., a Texas limited partnership

HUNTSVILLE AL RE, L.P., a Delaware limited partnership

IRVING AL RE, LTD., a Texas limited partnership

CLAYTON COUNTY AL RE, L.P., a Delaware limited partnership

KENTWOOD AL RE LIMITED PARTNERSHIP, a Delaware limited partnership

LAKE JACKSON ASSISTED LIVING R.E., LTD., a Texas limited partnership

LEWISVILLE AL RE, LTD., a Texas limited partnership

COBB COUNTY AL RE, L.P., a Delaware limited partnership

MOBILE AL RE, L.P., a Delaware limited partnership

MADISON AL RE, L.P., a Delaware limited partnership

NASHVILLE AL RE, L.P., a Delaware limited partnership

SAN ANTONIO AL RE, LTD., a Texas limited partnership

CARROLLWOOD ASSISTED LIVING, LTD., a Texas limited partnership

TEMPE AL RE, L.P., a Delaware limited partnership

TEMPLE AL RE, LTD., a Texas limited partnership

TEXAS CITY AL RE, LTD., a Texas limited partnership

TUCSON AL RE, L.P., a Delaware limited partnership

WHARTON AL RE, LTD., a Texas limited partnership

VICTORIA AL RE, LTD., a Texas limited partnership

Schedule 1 - Page 1

Entities Comprising “Tenant”:

ALBUQUERQUE ASSISTED LIVING, LTD., a Texas limited partnership

ARLINGTON ASSISTED LIVING, LTD., a Texas limited partnership

AUSTIN ASSISTED LIVING, LTD., a Texas limited partnership

BARTLETT ASSISTED LIVING, LTD., a Texas limited partnership

BIRMINGHAM ASSISTED LIVING, LTD., a Texas limited partnership

CHATTANOOGA ASSISTED LIVING, LTD., a Texas limited partnership

CONROE ASSISTED LIVING, LTD., a Texas limited partnership

GARLAND ASSISTED LIVING, LTD., a Texas limited partnership

BRAESWOOD ASSISTED LIVING, LTD., a Texas limited partnership

CY-FAIR ASSISTED LIVING, LTD., a Texas limited partnership

HUNTSVILLE ASSISTED LIVING, LTD., a Texas limited partnership

IRVING ASSISTED LIVING, LTD., a Texas limited partnership

CLAYTON COUNTY ASSISTED LIVING, LTD., a Texas limited partnership

KENTWOOD ASSISTED LIVING, LTD., a Texas limited partnership

LAKE JACKSON ASSISTED LIVING, LTD., a Texas limited partnership

LEWISVILLE ASSISTED LIVING, LTD., a Texas limited partnership

LORAIN ASSISTED LIVING, LTD., a Texas limited partnership

COBB COUNTY ASSISTED LIVING, LTD., a Texas limited partnership

MOBILE ASSISTED LIVING, LTD., a Texas limited partnership

MADISON ASSISTED LIVING, LTD., a Texas limited partnership

NASHVILLE ASSISTED LIVING, LTD., a Texas limited partnership

OKLAHOMA CITY ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership

SAN ANTONIO ASSISTED LIVING, LTD., a Texas limited partnership

CARROLLWOOD ASSISTED LIVING OPERATIONS, LTD., a Texas limited partnership

TEMPE ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership

TEMPLE ASSISTED LIVING, LTD., a Texas limited partnership

TEXAS CITY ASSISTED LIVING, LTD., a Texas limited partnership

TUCSON ASSISTED LIVING LIMITED PARTNERSHIP, a Texas limited partnership

VICTORIA ASSISTED LIVING, LTD., a Texas limited partnership

WHARTON ASSISTED LIVING, LTD., a Texas limited partnership

Schedule 1 - Page 2